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                                                                     EXHIBIT 5.1


                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              4365 Executive Drive, Suite 1100
                                              San Diego, California 92121-2133
                                              O 858.677.1400
                                              F 858.677.1401
                                              W www.dlapiper.com



August 19, 2005

QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California 92121

Re:   QUALCOMM Incorporated Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), in connection with the filing of the above referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance of shares (the "Shares") of QUALCOMM Incorporated common stock, par value $0.0001 per share (the "Common Stock"), pursuant to the Agreement and Plan of Reorganization, made and entered into as of July 25, 2005, by and among QUALCOMM, Fluorite Acquisition Corporation, a Delaware corporation, Quartz Acquisition Corporation, a Delaware corporation, Flarion Technologies, Inc., a Delaware corporation and QF REP, LLC, a Delaware limited liability company (the "Merger Agreement").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies, certified or otherwise identified to our satisfaction of: (i) the Merger Agreement; (ii) the Certificate of Incorporation of QUALCOMM, as currently in effect; (iii) the Bylaws of QUALCOMM, as currently in effect; (iv) certain resolutions of the Board of Directors of QUALCOMM; and
(v) such other documents, records or other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, facsimile, or copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than QUALCOMM, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery of such documents by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements an representatives of officers and other representatives of QUALCOMM and others.

We express no opinion concerning any law other than the Delaware General Corporation Law ("Delaware Law") and the federal law of the United States.


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We do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Merger Agreement or
(ii) the legal or regulatory status or the nature of the business of any other party.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by QUALCOMM and, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is solely for your benefit and may not be relied upon by others without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper Rudnick Gray Cary US LLP

DLA Piper Rudnick Gray Cary US LLP


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